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                                                                  EXHIBIT 3.1

                                   RESTATED
                          CERTIFICATE OF INCORPORATION
                                      OF
                            FEDERAL DATA CORPORATION


          (Pursuant to Sections 245 & 242 of the General Corporation Law)


     FEDERAL DATA CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     1. The date of filing of its original Certificate of Incorporation was October 5, 1983, and amendments to such original Certificate of Incorporation were filed on April 30, 1985, and May 30, 1986.

     2. The Restated Certificate of Incorporation restates, integrates and further amends the Certificate of Incorporation by amending Article 4 to increase the number of authorized shares of Common Stock, par value $.01, to 8,000,000 and by adding a new Article 7 concerning the liability of directors.

     3. The text of the Certificate of Incorporation, as amended and restated, shall be as herein set forth in full:

     FIRST: The name of the corporation is Federal Data Corporation (the "Corporation").

     SECOND:  The address of the registered office of the


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                                      - 2 -


Corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent. The name of its registered agent at such address is the United States Corporation Company.

     THIRD: The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     FOURTH: The Corporation is authorized to issue an aggregate of 8,000,000 shares of Common Stock, par value $.01 per share.

     FIFTH: The Bylaws of the Corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors, without the assent or vote of the stockholders (except insofar as any Bylaw adopted by the stockholders otherwise provides).

     SIXTH: The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware (including, without limitation, Section 145 thereof), as amended from time to time, or otherwise, indemnify all persons whom it may indemnify pursuant thereto or otherwise.

     SEVENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.


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                                      - 3 -


     4. This Restated Certificate of Incorporation was duly adopted and approved at the delayed annual meeting of stockholders, held September 27, 1986, by the affirmative vote of a majority of the outstanding Common Shares of the Corporation.

     IN WITNESS WHEREOF, said FEDERAL DATA CORPORATION has caused this certificate to be signed by Daniel R. Young, its President, and attested by Marvin S. Haber, its Vice President and Secretary, as of the 27th day of September, 1986.


                                      FEDERAL DATA CORPORATION



                                      By /s/ Daniel R. Young
                                         ---------------------------------
                                         President



By /s/ Marvin S. Haber
   ------------------------------
   Vice President and Secretary


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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:45 PM 12/01/1995
950279509 - 2018567


                             CERTIFICATE OF MERGER
                                      OF
                              FDC HOLDINGS, INC.
                                     INTO
                            FEDERAL DATA CORPORATION


     The undersigned corporation DOES HEREBY CERTIFY:

        FIRST: That the names and states of incorporation of each of the constituent corporations of the merger is as follows:

     NAME                       STATE OF INCORPORATION

     FDC Holdings, Inc.         Delaware
     Federal Data Corporation   Delaware

        SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

        THIRD: The name of the surviving corporation of the merger is Federal Data Corporation, a Delaware corporation.

        FOURTH: That the certificate of incorporation of Federal Data Corporation, Inc., a Delaware corporation, shall be the certificate of incorporation of the surviving corporation following the merger.

        FIFTH: That the executed agreement and plan of merger is on file at the principal place of business of the surviving corporation. The address of said principal place is 4800 Hampden Lane, Bethesda, Maryland 20814.

        SIXTH: That a copy of the agreement of merger will be furnished on request and without cost to any stockholder of either constituent corporation.

        Dated: November 30, 1995



                                      FEDERAL DATA CORPORATION


                                      By: /s/ Robert Hanley
                                          -------------------------------
                                      Name:  Robert Hanley
                                      Title: Chairman & CEO